NATIONAL PROPERTIES CORPORATION
4500 Merle Hay Road
Des Moines, Iowa 50310

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 17, 2002


NOTICE IS HEREBY GIVEN, that the Annual Meeting of Stockholders of National Properties Corporation will be held at the offices of the Company, 4500 Merle Hay Road, Des Moines, Iowa, on Friday, May 17, 2002, at 10:00 a.m., Des Moines time, for the following purposes.

(a)	Election of three nominees to the Board of Directors;

(b)	Approval of the appointment of Northup, Haines, Kaduce, Schmid, Macklin,
P.C., as independent certified public accountants for the Company; and

(c)	Transacting such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on April 12, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

You are cordially invited to attend the meeting. Whether or not you plan to attend, however, please sign, date and return the enclosed proxy at your earliest convenience in the enclosed return envelope.

BY ORDER OF THE BOARD OF DIRECTORS



KRISTINE M. FASANO
Secretary

Des Moines, Iowa
April 26, 2002



VOTING YOUR PROXY IS IMPORTANT
------------------------------

The Company has approximately 600 stockholders. To assure a proper representation at the meeting, each stockholder is requested to promptly complete and return the enclosed proxy, using the accompanying addressed envelope.

PROXY STATEMENT

NATIONAL PROPERTIES CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
May 17, 2002


This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of National Properties Corporation (the "Company") for use at the annual meeting of stockholders to be held at the offices of the Company, 4500 Merle Hay Road, Des Moines, Iowa, at 10:00 a.m., Des Moines time, on Friday May 17, 2002, and at any adjournments thereof.

SHARES OUTSTANDING AND VOTING RIGHTS

On April 12, 2002, the record date for determination of stockholders entitled to notice of and to vote at the annual meeting, the Company had outstanding 412,823 shares of Common Stock, which is the only voting security of the Company. Holders of the Common Stock are entitled to one vote on a noncumulative basis for each share held on the record date in the election of directors and on any other matters brought before the meeting. Any person giving a proxy has the right to revoke it at any time before it is voted by written notice to the Secretary. All shares represented by effective proxies on the enclosed form, received by the Company, will be voted at the meeting or any adjourned session thereof in accordance with the terms of such proxies.

To the Company's knowledge, the following persons owned or may be deemed to have beneficial ownership or control of, by virtue of actual or attributed voting rights or investment powers, more than 5% of the outstanding shares of Common Stock of the Company:

                                    Number of Shares
                                    In which Voting
                                    Rights or
                        Number      Investment Power               Percentage
                        of Shares   May  Be Deemed       Total     of Shares
Name                    Owned       To Exist             Shares    Outstanding
----                    ---------   ----------------     ------    -----------

Raymond Di Paglia (2)
(as of April 12, 2002)   131,000      87,650(1)         218,650(1)      52.96%
4500 Merle Hay Road
Des Moines, Iowa 50310

Robert W. Guely
(as of April 12, 2002)   30,000(3)    30,000(3)          30,000(3)       7.27%
4320 Park Hill Cir.
Urbandale, Iowa 50322

I. Wistar Morris III
(as of December 30, 2001 29,621(4)    29,621(4)          29,621(4)       7.17%
200 Four Falls Corp. Center, Suite 208
W. Conshohocken, PA 19428

(1)	Includes 1,650 shares which are held as trustee for the benefit of one child, 1,000 shares which were purchased and are owned by his wife, and 85,000 shares which are held as trustee of a testamentary trust created under his father's will. Mr. Di Paglia disclaims beneficial ownership and control of these shares, except to the extent of his beneficial interest in the testamentary trust.

(2)	Mr. Di Paglia may be deemed to be a controlling person of the Company.

(3)	These shares are held by two trusts of which Mr. Guely serves as trustee and is a beneficiary.

(4)	As reported on Schedule 13D filed with the Securities and Exchange
Commission on December 30, 2001.

ELECTION OF DIRECTORS
Nominees

The Restated Articles of Incorporation provide for the classification of the terms of the directors, and each director is elected to a three-year term. At the 2002 annual meeting, three directors are to be elected. The Board of Directors has nominated Tim Lynch for election to a term which will expire in the year 2004, to complete the unexpired term of William D. Buzard. William
D. Buzard is resigning because of ill health effective at the 2002 annual meeting. The Board of Directors has also nominated Kristine M. Fasano and Robert H. Jamerson for election to a term which will expire in the year 2005. Unless otherwise indicated on the proxy, the proxies being solicited by the Board of Directors will be voted for Tim Lynch, Kristine M. Fasano and Robert
H. Jamerson. Kristine M. Fasano and Robert H. Jamerson, presently serves as directors. If Tim Lynch, Kristine M. Fasano or Robert H. Jamerson becomes unable to accept nomination or election for any reason, an event which the Board of Directors does not anticipate, the enclosed proxy will be voted for such other person(s) as may be determined by the holders of such proxy.

The nominees for election, and the name and term of office of the director whose term does not expire at the annual meeting, are:

The Nominees                                           The Continuing Director
------------                                           -----------------------
Term Expiring 2004            Term Expiring 2005            Term Expiring 2003
------------------            ------------------            ------------------

Tim Lynch                     Kristine M. Fasano            Raymond Di Paglia
                              Robert H. Jamerson

INFORMATION ABOUT THE NOMINEES, THE CONTINUING DIRECTOR AND THE EXECUTIVE
OFFICERS

The Nominees and the Continuing Director
                                                           Shares   Percentage
                                                           Benefi-          of
Name, Age                Principal Occupation    Director  cially  outstanding
and Position             During Past Five Years   Since   Owned(1)      Shares
------------             ----------------------   -----   --------     -------

Raymond Di Paglia, 72    President of the Company  1960   218,650(2)    52.96%
 President
 and Director(3)

Robert H. Jamerson, 69   Retired Architect         1965      1,460       0.35%
 Director(4)             Since June, 2001

Kristine M. Fasano, 50   Vice President,    ,      1979      3,000       0.73%
 Vice President,         Secretary, Treasurer
 Secretary, Treasurer,   and Company Attorney
 Director(3)

Tim Lynch, 39            Private Law Practice,                100        0.02%
                         Des Moines, IA
                         Since 1999, Lease Administrator
                         US Cellular, Cedar Rapids, IA

All executive officers and
directors as a group (4 persons)                           223,110      54.04%

(1)	As of April 12, 2002.

(2)	Mr. Di Paglia disclaims beneficial ownership of a portion of such shares. See Note 1 to the table on page 1.

(3)	Kristine M. Fasano is the daughter of Raymond Di Paglia.

(4)	Member of the Audit Committee of the Board of Directors.

The Board of Directors and Committees of the Board

The corporate powers of the Company are exercised by or under the authority of, and the business affairs of the Company are managed under the direction of the Board of Directors. During 2001, the Board of Directors held twelve regular meetings. In carrying out its responsibilities, the Board of Directors has established an Audit Committee, the membership of which is indicated in the above table. Each director attended more than 75% of the meetings of the Board and any committee on which such director served in 2001.

The duties of the Audit Committee, which met three times during 2001, are to recommend to the Board of Directors the selection of the independent auditors; consult with the auditors prior to and at the conclusion of the annual audit with respect to matters of interest to the Committee; review with the auditors the adequacy of internal controls, accounting personnel and proposed changes in accounting policies; review with the auditors and management any comments or recommendations from the auditors with respect to accounting procedures; and approve the type, scope and costs of services to be performed by the auditors. During its 2001 meetings, the Audit Committee approved the type, scope and costs of services to be performed by the auditors. The Company's Board of Directors has not adopted a written charter for the Audit Committee.

Audit Fees

The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company's Forms 10-Q filed with the Securities and Exchange Commission was $30,976.

All Other Fees

The aggregate fees billed for non-audit services rendered by the principal accountant for the most recent fiscal year was $2,175. The Company's Audit Committee has considered whether the provision of these non-audit services (consisting primary of tax return preparation) is compatible with maintaining the principal accountant's independence.

Compensation of Executive Officers

The following table sets forth the annual compensation of the President and Chief Executive Officer of the Company for each year of the 3-year period ended December 31, 2001.

Summary Compensation Table

Name and Position    Year      Salary
-------------------  ----     -------
Raymond Di Paglia    2001     133,813
President & Chief    2000     129,013
Executive Officer    1999     123,617


Mr. Di Paglia is employed under a ten-year contract which is automatically renewed each year in the absence of action to the contrary by the Board of Directors. His annual compensation is subject to an increase equal to the greater of 3% or the increase in the Consumer Price Index (CPI-U). In the event the Company should terminate Mr. Di Paglia's employment, other than for disability or for cause, he shall be entitled to receive (without offset by earnings of subsequent employment) his then annual compensation for the unexpired term (presently ten years) of the contract, payable, at his election, monthly over such period (presently $1,354,080) payable in 120 monthly installments) or in a lump sum discounted to present value (presently $1,080,966). The Company shall be deemed to have terminated the contract for the foregoing purposes in the event of Mr. Di Paglia's determination made in good faith that, as a result of a change of control of the Company, and a change in the circumstances which thereafter significantly affect his position, he is unable to carry out
the authorities, powers and duties attached to this position.   A change
in control would be deemed to have occurred upon the acquisition by a person (or group of persons acting in concert), other than Mr. Di Paglia, of over 50% of the Common Stock of the Company, or a significant change in the composition of the Board of Directors without the concurrence of the present directors. A termination would also be deemed to occur in the event a successor to the Company in a business combination did not assume the employment contract.

The Company has a profit-sharing plan qualified under Section 401 of the Internal Revenue Code under which employees of the Company, including two executive officers, may receive benefits upon retirement. Under the plan, the Company contributes the lesser of 15% of the compensation of the participating employees, or 5% of the pre-tax profits of the Company for such year (excluding any capital gains or losses). All employees are eligible to participate upon meeting certain requirements. Plan participants vest at the rate of 10% annually for the first two years and 20% annually for the next four years of service. Benefits are payable at normal retirement age 65 under a variety of payment options upon disability, and upon termination of service before normal retirement age in specified circumstances. For the year ended December 31, 2001, the Company contributed $35,547 to the plan, of which $20,463 was credited to Raymond Di Paglia, and $8,221 was credited to Kristine
M. Fasano. Because amounts contributed to the plan in the future will be dependent upon future profits, it is not possible to presently estimate the amount of benefits which may be payable to the executive officers of the Company upon retirement.

Compensation of Directors

Directors' fees of $1,500 were paid for each meeting attended in 2001 to the directors who were not also employees of the Company. No compensation was paid for service on the Audit Committee.


APPROVAL OF APPOINTMENT OF ACCOUNTANTS

The Board of Directors of the Company has selected Northup, Haines, Kaduce, Schmid, Macklin, P.C., as independent certified public accountants to provide auditing services to the Company for the year 2002. This firm provided the 2001 audit services for the Company, and is believed by the Board of Directors to be well qualified to continue this service. A representative of the firm is expected to be present at the meeting to respond to appropriate questions, and to make a statement if such representative desires to do so. The approval of the selection of Northup, Haines, Kaduce, Schmid, Macklin, P.C., is being submitted to the stockholders at the meeting. The Board of Directors recommends approval of this appointment. If such appointment is not approved, the Board of Directors will appoint other auditors deemed suitable by it.

The Board of Directors recommends a vote FOR the proposal to approve the appointment of Northup, Haines, Kaduce, Schmid, Macklin, P.C. The enclosed proxy will be so voted unless a contrary specification is made.

The report of the Audit Committee that follows shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement or future filings into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the information by reference, and shall not otherwise be deemed filed under such Acts.

AUDIT COMMITTEE REPORT

March 15, 2002

To the Board of Directors

The Audit Committee consists of the following members of the Board of
Directors: Robert H. Jamerson and William D. Buzard. Each of the members is independent as defined under the rules of the Nasdaq Stock market.

We have reviewed the Company's audited financial statements and met separately with both management and Northup, Haines, Kaduce, Schmid, Macklin, P.C., the Company's independent auditors, to discuss and review those financial statements and reports prior to issuance.

We have discussed with the independent auditors, Northup, Haines, Kaduce, Schmid, Macklin, P.C., the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Auditing Committees, as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received from and discussed with Northup, Haines, Kaduce, Schmid, Macklin, P.C. the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company.

Based on these reviews and discussions we recommend to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

Audit Committee
Robert H. Jamerson (Chair)
William D. Buzard

SHAREHOLDER PROPOSALS

Shareholder proposals intended to be presented at the 2003 annual meeting must be received by the Company for inclusion in its proxy soliciting materials to such meeting no later than December 24, 2002.

Under the Bylaws of the Company, any stockholder who wishes to nominate a candidate for director is required to notify the Secretary of the Company in writing of such intention at least 90 days in advance of the annual meeting. Such notice must set forth specified information about the candidate. A copy of the Bylaws prescribing such information may be secured from the Secretary.


OTHER BUSINESS

The Board of Directors is not aware of any other business which will come before the meeting. If any other business should come before the meeting, the persons named in the accompanying proxy will vote on it according to their best judgment.


COST AND METHOD OF PROXY SOLICITATION

The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, arrangements have been made with brokerage houses, nominees and other custodians and fiduciaries to send the proxy material to their principals, and the Company will reimburse them for their expenses in doing so. Proxies may also be solicited personally or by telephone or telegraph by the directors and officers without additional compensation.

By Order of the Board of Directors


KRISTINE M. FASANO
Secretary

Des Moines, Iowa
April 26, 2002




PROXY NATIONAL PROPERTIES CORPORATION
Solicited on Behalf of the Board of Directors

The undersigned hereby appoints RAYMOND DI PAGLIA, ROBERT H. JAMERSON AND KRISTINE M. FASANO, or any one or more of them, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of NATIONAL PROPERTIES CORPORATION, to be held on May 17, 2002, at 4500 Merle Hay Road, Des Moines, Iowa, and at any adjournments thereof, with all power which the undersigned would possess if personally present, and vote all shares of stock which the undersigned may be entitled to vote, as designated on reverse side.

The proxies are instructed to vote as indicated on the other side. Where no indication is shown, they are to vote FOR items 1 and 2. In addition, they may vote in their discretion on such other matters as may properly come before the meeting.

(Please mark this Proxy and sign and date it on the reverse side hereof, and return it in the enclosed envelope).

The Board of Directors recommends a vote FOR Items  (1) and (2).
I plan to attend
the meeting          0

1.	Election of Directors, Nominees: Kristine M. Fasano - Robert H. Jamerson
                                       Tim Lynch

For all (3)                withhold
nominees                   authority

 0                            0

2.	Proposal to approve the appointment of Northup, Haines, Kaduce, Schmid,
Macklin, P.C. as independent Certified Public Accountants.

FOR         AGAINST       ABSTAIN

 0            0              0          PLEASE NOTE ANY CHANGE OF ADDRESS

Dated: ______________________________, 2002.
Signature of shareholder(s)

Please date, sign exactly as name(s) appear hereon and return in the enclosed envelope (Do not print). Fiduciaries, please add title